Exhibit 1.1

12,500,000 Units

BUILDER ACQUISITION CORP.

Underwriting Agreement

dated                         , 2006

JMP SECURITIES LLC

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List of Schedules

SCHEDULE A	LIST OF THE UNDERWRITERS

LIST OF EXHIBITS

EXHIBIT A	FORM OF LEGAL OPINION OF COUNSEL FOR THE COMPANY

EXHIBIT B	FORM OF LOCK-UP AGREEMENT

EXHIBIT C	FORM OF WAIVER OF BUSINESS TARGET

EXHIBIT D	FORM OF WAIVER OF VENDOR

EXHIBIT E	FORM OF WAIVER LETTER OF DIRECTORS AND OFFICERS

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Underwriting Agreement

[                        ], 2006

JMP SECURITIES LLC

600 Montgomery Street

Suite 1100

San Francisco, California 94111

As Representative of the several Underwriters

Ladies and Gentlemen:

Introductory. Builder Acquisition Corp., a Delaware corporation (the “Company”), proposes to issue and sell to the several underwriters named in Schedule A (“List of the Underwriters”) attached hereto (collectively, the “Underwriters”) an aggregate of 12,500,000 units (the “Firm Offered Units”) of the Company, each such unit consisting of one share of our Common Stock, par value $0.0001 per share (the “Common Stock”) and one warrant to purchase one share of our Common Stock (the “Warrants”) in accordance with the terms and conditions set forth in this Underwriting Agreement (the “Agreement”). The Terms of the Warrants are provided for in the form of Warrant Agreement (as hereinafter defined). In addition, the Company has granted to the Underwriters an option to purchase up to an additional 1,875,000 shares (the “Optional Offered Units”) of Common Stock, as provided for in Section 2 (“Purchase, Sale, and Delivery of the Offered Units”). The Firm Offered Units and, if and to the extent such option is exercised, the Optional Offered Units are collectively called the “Offered Units.” The Offered Units, the shares of Common Stock and the Warrants included in the Offered Units and the shares of Common Stock issuable upon exercise of the Warrants are hereinafter called the “Securities”. JMP Securities LLC (“JMP”) has agreed to act as representative of the several Underwriters (in such capacity, the “Representative”) in connection with the offering and sale of the Offered Units.

The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-1 (File No. 333-134909), which contains a form of prospectus to be used in connection with the public offering and sale of the Securities. Such registration statement, as amended, including the financial statements, exhibits, and schedules thereto, in the form in which it was filed under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (collectively, the “Securities Act”), including any information deemed to be a part thereof at the time the Registration Statement was declared effective pursuant to Rule 430A and, if applicable, at any deemed time of effectiveness pursuant to Rule 430B under the Securities Act, is called the “Registration Statement.” Any registration statement filed by the Company pursuant to Rule 462(b) under the Securities Act is called the “Rule 462(b) Registration Statement,” and from and after the date and time of filing of the Rule 462(b) Registration Statement, the term “Registration Statement” shall include the Rule 462(b) Registration Statement. Each prospectus used in connection with the offering and sale of the Securities that omitted information deemed to be part of and included in but permitted to be omitted from the Registration Statement pursuant to Rule 430A or 430B, as applicable, is called a “Preliminary Prospectus”. The prospectus, including any Preliminary Prospectus, in the form first used by the Underwriters to confirm sales of the Offered Units is called the “Prospectus.”

All references in this Agreement to the Registration Statement, the Rule 462(b) Registration Statement, a Preliminary Prospectus, the Prospectus, or any amendments or supplements to any of the foregoing, shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).

The Company hereby confirms its agreements with the Underwriters as follows:

Section 1. Representations and Warranties.

A. Representations and Warranties of the Company. The Company hereby represents, warrants, and covenants to each Underwriter as follows:

(a) Compliance with Registration Requirements. Each of the Registration Statements and any post-effective amendment thereto, and any Rule 462(b) Registration Statement and any post-effective amendment thereto have been declared effective by the Commission under the Securities Act or became effective upon filing with the Commission under the Securities Act. The Company has complied, to the Commission’s satisfaction, with all requests of the Commission for additional or supplemental information. No stop order suspending the effectiveness of the Registration Statement is in effect and no proceedings for such purpose have been instituted or are pending or, to the best knowledge of the Company, are contemplated or threatened by the Commission.

The Registration Statement and any post-effective amendment thereto, at the time it became effective, at each deemed effective date with respect to the Underwriters pursuant to Rule 430B(f)(2) of the Securities Act and at all subsequent times, complied and will comply in all material respects with the Securities Act and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

Each Preliminary Prospectus and the Prospectus, when filed, complied or will comply when so filed in all material respects with the Securities Act and the copies thereof delivered to the Underwriters for use in connection with the offer and sale of the Offered Units was identical to the prospectus filed by electronic transmission pursuant to EDGAR (except as may be permitted by Regulation S-T under the Securities Act). Each Preliminary Prospectus, as of its date and at all subsequent times, and the Prospectus, as amended or supplemented, as of its date and at all subsequent times, did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

There are no contracts or other documents required to be described in the Prospectus or to be filed as exhibits to the Registration Statement which have not been described or filed as required.

As of [                    ] [a/p].m. San Francisco Time on [        ], 2006 or such other time as agreed by the Company and the Representative, the (“Applicable Time”), the prospectus relating to the Securities that is included in the Registration Statement immediately prior to the Applicable Time, including any document incorporated by reference therein and any Preliminary Prospectus or other prospectus deemed to be a part thereof all considered together (collectively, the “General Disclosure Package”), will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

The representations and warranties set forth in this subsection do not apply to statements in or omissions from the Registration Statement, or any post-effective amendment thereto, the Preliminary Prospectus, the Prospectus, or any amendments or supplements thereto, made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by the Representative expressly for use therein.

(b) Offering Materials Furnished to the Underwriters. The Company has delivered to the Representative one complete manually signed copy of the Registration Statement and of each consent and certificate of experts filed as a part thereof, conformed copies of the Registration Statement (without exhibits), any Preliminary Prospectus, and the Prospectus, as amended or supplemented, in such quantities and at such places as the Representative has requested for each of the Underwriters.

(c) Distribution of Offering Material by the Company. The Company has not distributed and will not distribute, prior to the later of the Second Closing Date (as hereinafter defined) or the completion of the Underwriters’ distribution of the Offered Units, any offering material in connection with the offering and sale of the Offered Units other than a Preliminary Prospectus, the Prospectus or the Registration Statement.

(d) Authorization of Agreements. Each of this Agreement, the Warrant Agreement (as hereinafter defined), the Trust Agreement (as hereinafter defined), the Services Agreement (as hereinafter defined), the Representative’s Purchase Option (as hereinafter defined), and the Escrow Agreement (as hereinafter defined, and collectively with each of the preceding agreements, the “Transaction Agreements”), has been duly authorized, executed, and delivered by, and is a valid and binding agreement of, the Company, enforceable in accordance with its terms, except as (i) rights to indemnification hereunder may be limited by applicable law and (ii) the enforcement hereof may be limited by bankruptcy, insolvency, reorganization, moratorium, or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

(e) Authorization of the Securities. The Securities and the Representative’s Securities (as hereinafter defined) have been duly authorized for issuance and sale pursuant to this Agreement and (i) the Offered Units when issued and delivered by the Company pursuant to this Agreement and (ii) the shares of Common Stock included in the Offered Units and the shares of Common Stock issuable upon exercise of the Warrants when issued and paid for in accordance with the terms of the Offered Units and the Warrants, will be validly issued, fully paid, and non-assessable. The form of certificates for the Securities and the Representative’s Securities conform to the corporate law of the State of Delaware, the jurisdiction in which the Company is incorporated. When issued, the Representative’s Purchase Option (as hereinafter defined), the Representative’s Warrants (as hereinafter defined) and the Warrants will constitute valid and binding obligations of the Company to issue and sell, upon exercise thereof and payment of the respective exercise prices therefore in accordance with the terms thereof, the number and type of securities of the Company called for thereby in accordance with their terms thereof and such Representative’s Purchase Option (as hereinafter defined), Representative’s Warrants (as hereinafter defined) and Warrants are enforceable against the Company in accordance with their respective terms, except: (i) as such enforceability may be limited to bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally; (ii) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws; and (iii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefore may be brought.

(f) No Applicable Registration or Other Similar Rights. There are no persons with registration or other similar rights to have any equity or debt securities registered for sale under the Registration Statement or included in the offering contemplated by this Agreement except for such rights as have been duly waived.

(g) No Material Adverse Change. Subsequent to the respective dates as of which information is given in the Registration Statement, the General Disclosure Package, or the Prospectus, except as otherwise stated therein: (i) there has been no material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, business, operations, or prospects, whether or not arising from transactions in the ordinary course of business, of the Company (any such change is called a “Material Adverse Change”); (ii) the Company has not incurred any liability or obligation, indirect, direct, or contingent, nor entered into any material transaction or agreement not in the ordinary course of business; (iii) there has been no dividend or distribution of any kind declared, paid, or made by the Company on any class of capital stock, or repurchase or redemption by the Company of any class of capital stock; (iv) the Company has not issued any security other than as disclosed in the Registration Statement, the General Disclosure Package or the Prospectus; and (v) no member of the Company’s management has resigned from any position with the Company.

(h) Independent Accountants. Rothstein, Kass & Company, P.C., who have expressed their opinion with respect to the financial statements (which term as used in this Agreement includes the related notes thereto) and supporting schedules included in the Registration Statement and Prospectus, are independent public accountants as required by the Securities Act and the rules and regulations promulgated by the Public Company Accounting Oversight Board (“PCAOB”). Rothstein, Kass & Company, P.C. has not, during the periods covered by the financial statements included in the Registration Statement, provided to the Company any non-audit services as such term is used in Section 10A(g) of the Exchange Act.

(i) Preparation of the Financial Statements. The financial statements included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly the financial position of the Company as of the dates indicated and the results of their operations and cash flows for the periods specified. Any supporting schedules included in the Registration Statement present fairly the information required to be stated therein. Such financial statements and any supporting schedules have been prepared in conformity with generally accepted accounting principles, as applied in the United States (“GAAP”), applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto. No other financial statements or supporting schedules are required to be included in the Registration Statement. The financial data set forth in the Prospectus under the captions, “Summary Financial Data,” “Selected Financial Data,” and “Capitalization” fairly present the information set forth therein on a basis consistent with that of the audited financial statements contained in the Registration Statement. All disclosures contained in the Registration Statement, the General Disclosure Package or the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G under the Exchange Act and Item 10 of Regulation S-K under the Securities Act, to the extent applicable. The Registration Statement discloses all off-balance sheet transactions, arrangements, obligations (including contingent obligations), and other relationships of the Company with unconsolidated entities or other persons, if any, that would reasonably be expected to have a material current or future effect on the Company’s financial condition, changes in financial condition, results of operations, liquidity, capital expenditures, capital resources, or significant components of revenues or expenses.

(j) Company’s Internal Controls. The Company maintains a system of accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(k) Disclosure Controls. The Company employs disclosure controls and procedures that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the Company’s management, including its principal executive officer or officers and principal financial officer or officers, as appropriate, to allow timely decisions regarding disclosure.

(l) Statistical and Market-Related Data. The statistical and market-related data included in the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate, and the Company has received any consents necessary to use such statistical and market-related data in the Prospectus.

(m) Incorporation and Good Standing of the Company. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation and has corporate power and authority to own, lease, manage and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement. The Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Change.

(n) No Subsidiaries. The Company does not own an interest in or control, directly or indirectly, any corporation, limited partnership, limited liability company, trust, association, or other entity.

(o) Capitalization and Other Capital Stock Matters. The authorized, issued, and outstanding capital stock of the Company is as set forth in the Prospectus under the caption “Capitalization” (other than for subsequent issuances pursuant to this Agreement or upon exercise of outstanding options or warrants or convertible securities described in the Prospectus). The Securities and the Representative’s Securities conform in all material respects to the description thereof contained in the Prospectus and will be in substantially the form filed as an exhibit to the Registration Statement. All of the issued and outstanding capital stock of the Company have been duly authorized and validly issued, are fully paid and non-assessable and have been issued in compliance with federal and state securities laws. The holders of capital stock have no rescission rights with respect to the securities and will not be subject to personal liability by reason of being such holder. None of the outstanding shares of capital stock of the Company were issued in violation of any preemptive rights, rights of first refusal, or other similar rights to subscribe for or purchase securities of the Company. There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal, or other rights to purchase, or equity or debt securities convertible into, exchangeable or exercisable for, any capital stock of the Company other than those accurately described in the Prospectus. No securities of the Company have been sold by the Company or by or on behalf of, or for the benefit of, any person or persons controlling, controlled by, or under common control with this Company within the three years prior to the date hereby except as disclosed in the Registration Statement.

(p) Lock-up Agreements. Each director and officer of the Company and each beneficial owner of Common Stock (as defined and determined according to Rule 13d-3 under the Exchange Act, has agreed to sign an agreement (the “Lock-up Agreement”) substantially in the form attached hereto as Exhibit B. The Company has provided to counsel for the Underwriters a complete and accurate list of all securityholders of the Company and the number and type of securities held by each securityholder. The Company has provided to counsel for the Underwriters true, accurate, and complete copies of all of the Lock-up Agreements. The Company hereby represents and warrants that it will not release any of its officers, directors, or other stockholders from any Lock-up Agreements without the prior written consent of the Representative.

(q) Stock Exchange Listing. The Company has filed with the Commission a Form 8-A (File Number [            ]) for the registration of the Securities and the Representative’s Securities under the Securities Exchange Act of 1934 under the rules and regulations thereunder (collectively, the “Exchange Act”). The Securities and the Representative’s Securities are registered pursuant to Section 12(g) or 12(b) of the Exchange Act and have been approved for listing on the American Stock Exchange (“AMEX”), subject only to any official notice of issuance.

(r) Non-Contravention of Existing Instruments. The Company is not in violation of its charter or by-laws or in default (or, with the giving of notice or lapse of time, would be in default) (“Default”) under any indenture, mortgage, loan or credit agreement, note, contract, franchise, lease or other agreement or instrument to which the Company is a party or by which it or any of them may be bound including, without limitation, the Promissory Note dated as of May 19, 2006 in the aggregate principal amount of two-hundred thousand dollars ($200,000) to Michael D. Sivage, as payee, or to which any of the property or assets of the Company is subject (each, an “Existing Instrument”).

(s) No Violation. The Company’s execution, delivery, and performance of the Transaction Agreements and consummation of the transactions contemplated in the Transaction Agreements and by the Prospectus (i) have been duly authorized by all necessary corporate action and will not result in any violation of the provisions of the charter or by-laws of the Company, (ii) will not conflict with or constitute a breach of, or Default or a Debt Repayment Triggering Event (as hereinafter defined) under, or result in the creation or imposition of any lien, charge, or encumbrance upon any property or assets of the Company pursuant to, or require the consent of any other party to, any Existing Instrument, except for such conflicts, breaches, Defaults, liens, charges, or encumbrances as would not, individually or in the aggregate, result in a Material Adverse Change, and (iii) will not result in any violation of any law, administrative regulation, or administrative or court decree applicable to the Company. As used herein, a “Debt Repayment Triggering Event” means any event or condition which gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company.

(t) No Further Governmental Authorizations or Approvals Required. No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency, is required for the Company’s execution, delivery, and performance of the Transaction Agreements and consummation of the transactions contemplated hereby and by the Prospectus, except such as have been obtained or made by the Company and are in full force and effect under the Securities Act, applicable state securities or blue sky laws and from the AMEX.

(u) No Material Actions or Proceedings. There is no legal or governmental action, suit or proceeding pending or, to the best knowledge of the Company, threatened (i) against or affecting the Company or any of its respective directors and officers in their capacities as such, (ii) which has as the subject thereof any officer or director of, or property owned or leased by the Company, (iii) relating to environmental or discrimination matters, or (iv) that could reasonably be expected to result in a Material Adverse Change or adversely affect the consummation of the transactions contemplated hereby or presents a reasonable possibility that such action, suit, or proceeding might be determined adversely to the Company.

(v) All Necessary Permits, etc. The Company possesses such valid and current certificates, authorizations, or permits issued by the appropriate state, federal, or foreign regulatory agencies or bodies necessary to conduct its business as described in the Prospectus, and the Company has not received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such certificate, authorization or permit.

(w) Title to Properties. The Company has good and marketable title to all the properties and assets reflected as owned in the financial statements referred to in Section 1(A)(j) (“Preparation of Financial Statements”) above in each case free and clear of any security interests, mortgages, pledges, liens, encumbrances, equities, claims, and other defects or restrictions of any kind. The real property, improvements, buildings, equipment, and personal property held under lease by the Company, if any, are held under valid and enforceable leases, with such exceptions as are not material and do not materially interfere with the use made or proposed to be made of such real property, improvements, equipment, or personal property by the Company.

(x) Tax Law Compliance. The Company has filed all necessary federal, state, and foreign income and franchise tax returns and has paid all taxes required to be paid by it and, if due and payable, any related or similar assessment, fine, or penalty levied against it. The Company has made adequate charges, accruals, and reserves in the applicable financial statements referred to in Section 1(A)(j) (“Preparation of Financial Statements”) above in respect of all federal, state, and foreign income and franchise taxes for all periods as to which the tax liability of the Company has not been finally determined. The Company is not aware of any tax deficiency that has been or might be asserted or threatened against the Company.

(y) No Transfer Taxes or Other Fees. There are no transfer taxes or other similar fees or charges under Federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of the Transaction Agreements or the issuance and sale by the Company of the Securities and the Representative’s Securities.

(z) Company Not an “Investment Company”. The Company has been advised of the requirements of the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder (the “Investment Company Act”). The Company is not, and after receipt of payment for the Offered Units and after the application of the net proceeds from the Offered Units as described in the Prospectus will not be, an “investment company,” or an entity “controlled” by an “investment company,” within the meaning of Investment Company Act.

(aa) No Price Stabilization or Manipulation. Neither the Company nor any affiliate of the Company has taken, and will not take, directly or indirectly, any action which constitutes, was designed to, or, except for the purchases of warrants by directors and officers of the Company as described in the Prospectus to the extent conducted in compliance with the no-action position of the Commission set forth in Key Hospitality Acquisition Corporation (October 12, 2005), might be expected to cause or result in, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Units.

(bb) Related Party Transactions. There are no relationships or related-party transactions involving the Company or any other person required to be described in the Prospectus that have not been described as required.

(cc) Independent Directors. The members of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee of the Board of Directors of the Company are “independent directors” within the meaning of the listing standards and rules of the AMEX, and with respect to the Audit Committee, the Commission. All of the members of the Audit Committee are financially literate within the meaning of the listing standards and rules of the AMEX and at least one member of the Audit Committee is an “audit committee financial expert,” within the meaning of Item 401(h) of Regulation S-K.

(dd) Compliance with Foreign Corrupt Practices Act. Neither the Company nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations promulgated thereunder (“FCPA”) or other law, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company, to the knowledge of the Company and its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(ee) Compliance with Money Laundering Laws. The operations of the Company are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations promulgated thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(ff) Initial Stockholder Information. To the Company’s knowledge, all the information contained in the questionnaires completed by each of the Company’s stockholders immediately prior to the offering (each an “Initial Stockholder”) and provided to the Representative is true and correct in all material respects and the Company has not become aware of any information which would cause the information disclosed in the questionnaires completed by each Initial Stockholder to become inaccurate and incorrect in any material respect.

(gg) No Finder’s Fees. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, there are no claims, payments, arrangements, agreements or understandings relating to the payment of a finder’s, consulting or origination fee by the Company or any Initial Stockholder with respect to the sale of the Securities and the Representative’s Securities hereunder or any other arrangements, agreements or understandings of the Company or, to the Company’s knowledge, any Initial Stockholder that may affect the Representative’s compensation, as determined by the National Association of Securities Dealers, Inc. (the “NASD”).

(hh) Payments within Twelve Months. The Company has not made any direct or indirect payments (in cash, securities or otherwise) to: (i) any person, as a finder’s fee, consulting fee or otherwise, in consideration of such person raising capital for the Company or introducing to the Company persons who raised or provided capital to the Company; (ii) to any NASD member, or (iii) to any person or entity that has any direct or indirect affiliation or association with any NASD member, within the twelve months prior to the date of this Agreement.

(ii) Insider NASD Affiliation. Based on questionnaires distributed to such persons, no officer, director or any beneficial owner of the Company’s securities (any such person, a “Company Affiliate”) has any direct or indirect affiliation or association with any NASD member. The Company will advise the Representative if it learns that any Company Affiliate is or becomes an affiliate or associated person of an NASD member participating in the offering. No Company Affiliate is an owner of stock or other securities of any member of the NASD (other than securities purchased in the open market). No Company Affiliate has made any loan to any member of the NASD.

(jj) Warrant Agreement. The Company has entered into a warrant agreement with respect to the Warrants and the Representative’s Warrants with Continental Stock Transfer & Trust Company substantially in the form of Exhibit 4.4 to the Registration Statement (the “Warrant Agreement”).

(kk) Insider Letters. The Company has caused to be duly executed legally binding and enforceable agreements included as Exhibits 10.1 through 10.[4] to the Registration Statement (the “Insider Letters”), pursuant to which each of the Initial Stockholders of the Company agrees to certain matters including, but not limited to, certain matters described as being agreed to by such Initial Stockholder under the “Proposed Business” section of the Registration Statement, the General Disclosure Package and the Prospectus.

(ll) Escrow Agreement. The Company has caused the Initial Stockholders to enter into an escrow agreement (the “Escrow Agreement”) with Continental Stock Transfer & Trust Company (the “Escrow Agent”) substantially in the form of Exhibit 10.5 to the Registration Statement, whereby the Common Stock owned by each of the Initial Stockholders immediately prior to the execution of this Agreement will be held in escrow by the Escrow Agent, until one year after the Initial Business Combination (subject to certain exceptions set forth in the Escrow Agreement). During such escrow period, the Initial Stockholders shall be prohibited from selling or otherwise transferring such shares (except as otherwise specifically provided in the Escrow Agreement and approved by the Representatives), but will retain the right to vote such shares. The Escrow Agreement is enforceable against each of the Initial Stockholders (except: (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally; (ii) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws; and (iii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefore may be brought) and will not, with or without the giving of notice or the lapse of time or both, result in a breach of, or conflict with any of the terms and provisions of, or constitute a default under, any agreement or instrument to which any of the Initial Stockholders is a party.

(mm) Trust Agreement. The Company has entered into an Investment Management Trust Agreement (“Trust Agreement”) with respect to certain proceeds of the offering substantially in the form of Exhibit 10.4 to the Registration Statement.

(nn) Non-Competition Agreements. Except as provided in the Registration Statement, the General Disclosure Package and the Prospectus, no Initial Stockholder, employee, officer or director of the Company is subject to any non-competition or non-solicitation agreement with any employer or prior employer which could materially affect his ability to be an Initial Stockholder, employee, officer and/or director of the Company.

(oo) Rule 419. Upon delivery and payment for the Firm Offered Units on the First Closing Date and the Optional Offered Units on the Second Closing Date, if any, the Company will not be subject to Rule 419 under the Act and none of the Company’s outstanding securities will be deemed to be a “penny stock” as defined in Rule 3a-51-1 under the Exchange Act.

(pp) Business Combination. The Company does not have any specific acquisition, through a merger, capital stock exchange, asset acquisition, stock purchase or other business combination, or combination of any of the foregoing, of one or more properties and/or assets, including by acquisition of an operating company (“Business Combination”) under consideration and the Company has not (nor has anyone on its behalf) contacted any person or had any discussions, formal or otherwise, with respect to such a Business Combination. Neither the Company nor any of its agents or affiliates has taken any measure, directly or indirectly, to locate any operating business or asset which the Company might seek to acquire (“Target Business”). The Company has not engaged or retained any agent or other representatives to identify or locate any suitable acquisition candidate for the Company. Neither the Company nor any of its agents or affiliates has taken any measure, directly or indirectly, to locate a Target Business.

(qq) Services Agreement. On or prior to the Closing Date, the Company has entered into an agreement (the “Services Agreement”) with Sivage Community Development LLC(the “Corporate Stockholder”), substantially in the form of Exhibit 10.6 to the registration statement pursuant to which the Corporate Stockholder will make available to the Company certain office space and certain office and secretarial services, as the Company may require from time to time, for an amount equal to $7,500 per month.

Any certificate signed by an officer of the Company and delivered to the Representative or to counsel for the Underwriters shall be deemed to be a representation and warranty by the Company to each Underwriter as to the matters set forth therein.

Section 2. Purchase, Sale and Delivery of the Offered Units.

(a) The Firm Offered Units. The Company agrees to issue and sell to the several Underwriters the Firm Offered Units upon the terms herein set forth. On the basis of the representations, warranties, and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Underwriters agree, severally and not jointly, to purchase from the Company the respective number of Firm Offered Units set forth opposite their names on Schedule A (List of the Underwriters”) attached hereto. The purchase price per Firm Offered Unit to be paid by the several Underwriters to the Company shall be seven dollars and forty-four cents ($7.44).

(b) The First Closing Date. Delivery of certificates for the Firm Offered Units to be purchased by the Underwriters and payment therefore shall be made at the offices of JMP Securities LLC, 600 Montgomery Street, Suite 1100, San Francisco, California 94111 (or such other place as may be agreed to by the Company and the Representative) at 6:00 a.m. San Francisco time, on [                        ], 2006, or such other time and date not later than 10:30 a.m. San Francisco time, on [                        ], 2006 as the Representative shall designate by notice to the Company (the time and date of such closing are called the “First Closing Date”); provided, however, that if the Company has not made available to the

Representative copies of the Prospectus within the time provided in Section 2(e) (“Payment for the Offered Units”) and Section 3(A)(c) (“Amendments and Supplements to the Prospectus and Other Securities Act Matters”) hereof, the Representative may, in its sole discretion, postpone the First Closing Date until no later that two (2) full business days following delivery of copies of the Prospectus to the Representative. The Company hereby acknowledges that circumstances under which the Representative may provide notice to postpone the First Closing Date as originally scheduled include, but are in no way limited to, any determination by the Company or the Representative to recirculate to the public copies of an amended or supplemented Prospectus or a delay as contemplated by the provisions of Section 10 (“Default of One or More of the Several Underwriters”).

(c) The Optional Offered Units; the Second Closing Date. In addition, on the basis of the representations, warranties, and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Company hereby grants an option to the several Underwriters to purchase, severally and not jointly, up to an aggregate of 1,875,000 Optional Offered Units from the Company at the purchase price per Firm Offered Unit to be paid by the Underwriters for the Firm Offered Units. The option granted hereunder is for use by the Underwriters solely in covering any over-allotments in connection with the sale and distribution of the Firm Offered Units. The option granted hereunder may be exercised at any time (but not more than once) upon notice by the Representative to the Company, which notice may be given at any time within forty five (45) days from the date of this Agreement. Such notice shall set forth (i) the aggregate number of Optional Offered Units as to which the Underwriters are exercising the option, (ii) the names and denominations in which the certificates for the Optional Offered Units are to be registered, and (iii) the time, date, and place at which such certificates will be delivered (which time and date may be simultaneous with, but not earlier than, the First Closing Date, and in such case the term “First Closing Date” shall refer to the time and date of delivery of certificates for the Firm Offered Units and the Optional Offered Units). Such time and date of delivery of the Optional Offered Units, if subsequent to the First Closing Date, is called the “Second Closing Date” and shall be determined by the Representative and shall not be earlier than three (3) nor later than five (5) full business days after delivery of such notice of exercise. If any Optional Offered Units are to be purchased, each Underwriter agrees, severally and not jointly, to purchase the number of Optional Offered Units (subject to such adjustments to eliminate fractional shares as the Representative may determine) that bears the same proportion to the total number of Optional Offered Units to be purchased as the number of Firm Offered Units set forth on Schedule A (“List of the Underwriters”) attached hereto opposite the name of such Underwriter bears to the total number of Firm Offered Units. The Representative may cancel the option at any time prior to its expiration by giving written notice of such cancellation to the Company.

(d) Public Offering of the Offered Units. The Representative hereby advises the Company that the Underwriters intend to offer for sale to the public, as described in the Prospectus, their respective portions of the Offered Units as soon after this Agreement has been executed and the Registration Statement has been declared effective as the Representative, in its sole judgment, has determined is advisable and practicable.

(e) Payment for the Offered Units. Payment for the Offered Units shall be made at the First Closing Date (and, if applicable, at the Second Closing Date) by wire transfer of immediately available funds as follows:

(i) Ninety-two million nine hundred thousand dollars ($92,900,000) of the proceeds received by the Company for the Firm Offered Units shall be deposited in the trust fund established by the Company for the benefit of the public securityholders as described in the Registration Statement (“Trust Fund”) pursuant to the terms of the Trust Agreement (including two million dollars ($2,000,000) of which is to be held in the Trust Fund as a deferred underwriting discount and commission to be paid to the Underwriters upon consummation of an initial Business Combination of one or more operating businesses in the homebuilding industry that meets the size, timing and other requirements specified in the Prospectus (“Initial Business Combination”)) and the remaining proceeds shall be paid to the Company upon delivery to you of certificates (in form and substance satisfactory to the Underwriters) representing the Firm Offered Units or through the facilities of DTC for the account of the Underwriters.

(ii) Seven dollars and forty-three and two-tenths of a cent ($7.432) of the proceeds received by the Company per Optional Offered Unit shall be deposited in the Trust Fund pursuant to the terms of the Trust Agreement (including $0.16 per Optional Offered Unit of which is to be held in the Trust Fund as a deferred discount to be paid to the Underwriters upon consummation of the Initial Business Combination) and the remaining proceeds shall be paid to the Company upon delivery to the Underwriters of certificates (in form and substance satisfactory to the Underwriters) representing the Optional Offered Units or through the facilities of DTC for the account of the Underwriters.

It is understood that the Representative has authorized, for its own account and the accounts of the several Underwriters, to accept delivery of and receipt for, and make payment of the purchase price for, the Firm Offered Units and any Optional Offered Units that the Underwriters have agreed to purchase. JMP, individually and not as the Representative of the Underwriters, may (but shall not be obligated to) make payment for any Offered Units to be purchased by any Underwriter whose funds shall not have been received by the Representative by the First Closing Date or the Second Closing Date, as the case may be, for the account of such Underwriter, but any such payment shall not relieve such Underwriter from any of its obligations under this Agreement.

(f) Delivery of the Offered Units. The Company shall deliver, or cause to be delivered, a credit representing the Firm Offered Units to an account or accounts at The Depository Trust Company as designated by the Representative for the accounts of the Representative and the several Underwriters at the First Closing Date, against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefore. The Company shall also deliver, or cause to be delivered, a credit representing the Optional Offered Units that the Representative and the Underwriters have agreed to purchase to an account or accounts at The Depository Trust Company as designated by the Representative for the accounts of the Representative and the several Underwriters, at the Second Closing Date, against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefore. Notwithstanding the foregoing, to the extent the Representative so elects at least three (3) full business days prior to the First Closing Date or the Second Closing Date, as the case may be, the Company shall deliver, or cause to be delivered, to the Representative for the accounts of the several Underwriters, certificates for the Firm Offered Units and the Optional Offered Units the Underwriters have agreed to purchase from them at the First Closing Date or the Second Closing Date, as the case may be. In such case, the certificates for the Offered Units shall be in definitive form and registered in such names and denominations as the Representative shall have requested at least two (2) full business days prior to the First Closing Date (or the Second Closing Date, as the case may be) and shall be made available for inspection on the business day preceding the First Closing Date (or the Second Closing Date, as the case may be) at a location in San Francisco as the Representative may designate.

(g) Delivery of Prospectus to the Underwriters. Not later than 12:00 p.m. on the second business day following the date that the Offered Units are first released by the Underwriters for sale to the public, the Company shall deliver or cause to be delivered, copies of the Prospectus in such quantities and at such places as the Representative shall request.

(h) Representative’s Purchase Option. The Company hereby agrees to issue and sell to the Representative on the date of this Agreement an option (“Representative’s Purchase Option”) for the purchase of an aggregate of six-hundred and twenty-five thousand (625,000) Units (“Representative’s Units”) for an aggregate purchase price of one hundred dollars ($100.00). Each of the Representative’s Units is identical to the Firm Units, except that the Warrants included in the Representative’s Units (“Representative’s Warrants”) have an exercise price of seven dollars and fifty cents ($7.50), which is equal to one hundred and twenty-five percent (125%) of the exercise price of warrants sold to the public. The Representative’s Purchase Option shall be exercisable, in whole or in part, commencing on the later of the consummation of the Initial Business Combination or one year from the date hereof and expiring on the five-year anniversary of the date hereof (or, if earlier, the date on which the Warrants shall have been redeemed) at an initial exercise price per Representative’s Unit of eight dollars and eighty cents ($8.80), which is equal to one hundred and ten percent (110%) of the initial public offering price of a Unit. The Representative’s Purchase Option, the Representative’s Units, the shares of Common Stock and the Representative’s Warrants included in the Representative’s Units, and the shares of Common Stock issuable upon exercise of the Representative’s Warrants are hereinafter referred to collectively as the “Representative’s Securities.” The Representative understands and agrees that there are restrictions against transferring the Representative’s Purchase Option.

Delivery and payment for the Representative’s Purchase Option shall be made on the First Closing Date. The Company shall deliver to the Underwriter, upon payment therefor, certificates for the Representative’s Purchase Option in the name or names and in such authorized denominations as the Representative’s may request.

Section 3. Additional Covenants of the Company.

A. Covenants of the Company. The Company further covenants and agrees with each Underwriter as follows:

(a) Representative’s Review of Proposed Amendments and Supplements. During the period beginning on the date hereof and ending on the later of the First Closing Date or such date, as in the opinion of counsel for the Underwriters, the Prospectus (or in lieu thereof the notice referred to under Rule 173(a) of the Securities Act) is no longer required by law to be delivered in connection with sales by an Underwriter or dealer (the “Prospectus Delivery Period”), prior to amending or supplementing the Registration Statement or filing a new registration statement related to the Securities or the Representative’s Securities, the Company shall furnish to the Representative for review a copy of each such proposed amendment or supplement or new registration statement, and the Company shall not file any such proposed amendment or supplement or new registration statement to which the Representative objects.

(b) Securities Act Compliance. After the date of this Agreement, the Company shall immediately advise the Representative in writing of (i) the receipt of any comments of, or requests for additional or supplemental information from, the Commission, (ii) the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to any Preliminary Prospectus or the Prospectus, (iii) the time and date that any post-effective amendment to the Registration Statement or new registration statement relating to the Securities or the Representative’s Securities becomes effective, (iv) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or any new registration statement or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus, or (v) of any proceedings to remove, suspend, or terminate from listing or quotation the Securities from any securities exchange upon which such Securities are listed for trading or included or designated for quotation, or of the threat or initiation of any proceedings for any of such purposes. If the

Commission shall enter any such stop order at any time, the Company will use its best efforts to obtain the lifting of such order at the earliest possible moment. Additionally, the Company agrees that it shall comply with the provisions of Rules 424(b), 430A and 430B, as applicable, under the Securities Act and will use its best efforts to confirm that any filings made by the Company under Rule 424(b) were received in a timely manner by the Commission.

(c) Amendments and Supplements to the Prospectus and Other Securities Act Matters. If, during the Prospectus Delivery Period, any event shall occur or condition exist as a result of which it is necessary to amend the Registration Statement or amend or supplement the Prospectus in order to make the statements in the Prospectus, in light of the circumstances existing at the time the Prospectus is delivered to a purchaser, not misleading, or if in the opinion of the Representative or counsel for the Underwriters, it is otherwise necessary to amend the Registration Statement or supplement the Prospectus or to file a new registration statement to comply with the Securities Act, the Company agrees to promptly prepare (subject to Section 3(A)(a) (“Representative’s Review of Proposed Amendments and Supplements”)), file with the Commission, use its best efforts to have declared effective, if required, and furnish at its own expense to the Underwriters and to dealers, such amendments, supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, and the Registration Statement as amended, will comply with law.

(d) Copies of any Amendments and Supplements to the Prospectus. The Company agrees to furnish to the Representative, without charge, during the Prospectus Delivery Period, as many copies of the Prospectus and any amendments and supplements thereto (including any documents incorporated by reference therein or deemed a part thereof), as the Representative may request.

(e) Blue Sky Compliance. The Company shall cooperate with the Representative and counsel for the Underwriters to qualify or register the Securities and the Representative’s Securities for sale under (or obtain exemptions from the application of) the state securities or blue sky laws, Canadian provincial securities laws, or the securities laws of those jurisdictions designated by the Representative, and will make such applications, file such documents, and furnish such information as may be required for that purpose. The Company shall comply with such laws and shall continue such qualifications, registrations, and exemptions in effect so long as required to continue such qualifications for so long a period as the Representative may request for the distribution of the Securities and the Representative’s Securities. The Company shall not be required to qualify as a foreign corporation or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it is not presently subject to taxation as a foreign corporation. The Company will advise the Representative promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Securities and the Representative’s Securities for offering, sale, or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose. In the event of the issuance of any order suspending such qualification, registration, or exemption, the Company shall use its best efforts to obtain the withdrawal thereof at the earliest possible moment.

(f) Notice of Subsequent Events Affecting the Market Price of the Securities. If at any time during the ninety (90) day period after the Registration Statement becomes effective, any rumor, publication, or event relating to or affecting the Company shall occur, as a result of which, in the sole opinion of the Representative in its sole discretion, the market price of the Securities has been or is likely to be adversely affected (regardless of whether such rumor, publication, or event necessitates a supplement to or amendment of the Prospectus), the Company will, after written notice from the Representative advising the Company to the effect set forth above, forthwith prepare, consult with the Representative concerning the substance of and disseminate a press release, or other public statement, satisfactory to the Representative, responding to or commenting on such rumor, publication, or event.

(g) Use of Proceeds. The Company shall apply the net proceeds from the sale of the Offered Units sold by it in the manner described under the caption “Use of Proceeds” in the Prospectus. None of the net proceeds received from the offering will be used to further any action in violation or contravention of the U.S.A. Patriot Act or otherwise violate or contravene the rules, regulations or policies of OFAC. None of the net proceeds of the offering will be paid by the Company to any participating NASD member or its affiliates, except as specifically authorized herein.

(h) Transfer Agent. The Company shall engage and maintain, at its expense, a registrar, transfer agent and warrant agent for the Securities and the Representative’s Securities.

(i) Earnings Statement. As soon as practicable (but in no event later than 15 months from the date hereof), the Company will make generally available to its securityholders and to the Representative an earnings statement (which need not be audited) covering a period of twelve (12) consecutive months beginning after the date hereof that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 promulgated thereunder.

(j) Periodic Reporting Obligations. During the Prospectus Delivery Period, the Company shall file, on a timely basis, with the Commission and the AMEX all reports and documents required to be filed under the Exchange Act. Additionally, the Company shall report the use of proceeds from the issuance of the Offered Units as may be required under Rule 463 under the Securities Act.

(k) Agreement Not to Offer or Sell Additional Securities. During the period from the date hereof until the Company consummates an Initial Business Combination with a Target Business(es) pursuant to the terms and conditions of the Agreement (the “Lock-up Period”), the Company will not, without the prior written consent of the Representative (which consent may be withheld in its sole discretion), directly or indirectly, sell, offer, contract, or grant any option to sell, pledge, transfer, or establish an open “put equivalent position” within the meaning of Rule 16a-1(h) under the Exchange Act, otherwise dispose of, transfer, or enter into any transaction which is designed to, or could be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company), or otherwise dispose of any Securities (as defined in Exhibit B (“Form of Lock-up Agreement”) attached hereto) or any securities that relates to or derives any significant part of its value from the Securities (as defined in Exhibit B (“Form of Lock-up Agreement”) attached hereto).

(l) Future Reports to the Representative. During the period of five (5) years hereafter, the Company will furnish to the Representative, upon request, at JMP Securities LLC, 600 Montgomery Street, Suite 1100, San Francisco, California 94111, or such other address as the Representative shall provide to the Company by written notice, Attention: General Counsel: (i) as soon as practicable after the end of each fiscal year, copies of the Annual Report of the Company containing the balance sheet of the Company as of the close of such fiscal year and statements of income, stockholders’ equity, and cash flows for the year then ended and the opinion thereon of the Company’s independent public or certified public accountants, (ii) as soon as practicable after the filing thereof, copies of each proxy statement, Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K, or other report filed by the Company with the Commission, the NASD, or the AMEX or any other securities exchange on which the Company’s securities are listed, and (iii) as soon as available, copies of any report or communication of the Company mailed generally to holders of its capital stock.

(m) Exchange Act Compliance. The Company will file all documents required to be filed with the Commission pursuant to Section 13, 14, or 15 of the Exchange Act in the manner and within the time periods required by the Exchange Act.

(n) Listing. The Company will use its best efforts to effect and maintain the listing of the Securities on the AMEX or equivalent stock exchange, including The NASDAQ National Market or the New York Stock Exchange.

(o) Sarbanes-Oxley Act. The Company will comply with all applicable securities and other applicable laws, rules and regulations, including, without limitation, the Sarbanes Oxley Act, and use its best efforts to cause the Company’s directors and officers, in their capacities as such, to comply with such laws, rules and regulations, including, without limitation, the provisions of the Sarbanes Oxley Act.

(p) Investment Company. The Company will take such steps as shall be necessary to ensure that the Company shall not become an “investment company” as such term is defined under the Investment Company Act. The Company shall cause the proceeds of the offering to be held in the Trust Fund to be invested only in “government securities” (as defined in the Trust Agreement) with specific maturity dates or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act as set forth in the Trust Agreement and disclosed in the Prospectus. The Company will otherwise use its best efforts to conduct its business (both prior to and after the consummation of an Initial Business Combination) in a manner so that it will not become subject to the Investment Company Act.

(q) Business Combination. The Company will not consummate an Initial Business Combination with any entity that is affiliated with any Initial Stockholder. Except for the payment of $7,500 per month to Sivage Community Development LLC, an affiliate of Michael Sivage, for office space and administrative services, the Company shall not pay any Initial Stockholder or any of their affiliates or family members any fees or compensation from the Company, for services rendered to the Company prior to, or in connection with, the consummation of an Initial Business Combination; provided that the Initial Stockholders shall be entitled to reimbursement from the Company for their reasonable out-of-pocket expenses incurred in connection with seeking and consummating an Initial Business Combination.

(r) NASD Notifications. In the event any person or entity (excluding attorneys, accountants, engineers, environmental or labor consultants, investigatory firms, technology consultants and specialists and similar service providers that are not affiliated or associated with the NASD and are not brokers or finders) is engaged, in writing, to assist the issuer in finding or evaluating a merger candidate, the Company will provide the following to the NASD and the Representative prior to consummation of an Initial Business Combination: (i) copies of agreements governing said services (which details or agreements may be appropriately redacted to account for privilege or confidentiality concerns), and (ii) a justification as to why the person or entity providing the merger and acquisition services should not be considered an “underwriter or related person” with respect to the Company’s initial public offering as such term is defined in Rule 2710(a)(6) of the NASD Conduct Rules. The Company also agrees that proper disclosure of such arrangement or potential arrangement will be made in the proxy statement that the Company will file for purposes of soliciting stockholder approval for the Initial Business Combination.

(s) NASD Affiliation. The Company shall advise the NASD if it is aware that any 5% or greater stockholder of the Company (other than the Representative or its affiliates) becomes an affiliate or associated person of an NASD member participating in the distribution of the Securities or the Representative’s Securities.

(t) Form 8-K. The Company shall, on the date hereof, retain its independent public accountants to audit the financial statements of the Company as of the First Closing Date (the “Audited Financial Statements”) reflecting the receipt by the Company of the proceeds of the initial public offering. As soon as the Audited Financial Statements become available, the Company shall promptly file a Current Report on Form 8-K with the Commission, which Report shall contain the Company’s Audited Financial Statements. Additionally, as of the Second Closing Date, if any, the Company shall immediately file a Current Report on Form 8-K with the Commission disclosing the issuance and sale of the Optional Offered Units and its receipt of the proceeds therefrom. The Company shall also promptly file a Current Report on Form 8-K announcing such date as the Common Stock and Warrants will begin trading separately on the AMEX.

(u) Further Issuances. The Company hereby agrees that until the Company consummates an Initial Business Combination or in connection with the Initial Business Combination, it shall not issue any shares of Common Stock or any options or other securities convertible into Common Stock, or any shares of Preferred Stock which participate in any manner in the Trust Fund or which vote as a class with the Common Stock on a Business Combination.

(v) Due Diligence in a Target Business. The Company hereby agrees that prior to commencing its due diligence investigation of a Target Business or obtaining the services of any vendor it will use its best efforts to attempt to cause the Target Business or the vendor to execute a waiver letter in the form attached hereto as Exhibit C and D, respectively. It is understood that the Company may not be able to obtain such letters in some or all circumstances and that, nonetheless, the Company may still proceed with such due diligence investigations and enter into agreements with such parties or obtaining of services, as applicable. Furthermore, each officer and director of the Company (other than the Initial Stockholders) shall execute a waiver letter in the form attached hereto as Exhibit E.

(w) Compliance with Organizational Documents. The Company shall not take any action or omit to take any action that would cause the Company to be in breach or violation of its certificate of incorporation or by-laws.

(x) Acquisition/Liquidation Procedure. The Company agrees: (i) that, prior to the consummation of any Initial Business Combination, it will submit such transaction to the Company’s stockholders for their approval (“Initial Transaction Vote”) even if the nature of the acquisition is such as would not ordinarily require stockholder approval under applicable state law; and (ii) that, in the event that the Company does not effect an Initial Business Combination within 18 months from the consummation of this offering (subject to extension for an additional six-month period, as described in the Prospectus), the Company will be dissolved and liquidated as described in the Company’s certificate of incorporation and the Prospectus. With respect to the Initial Transaction Vote, the Company shall cause all of the Initial Stockholders to vote the shares of Common Stock owned by them immediately prior to this offering in accordance with the vote of the holders of a majority of the IPO Shares (as hereinafter defined) present, in person or by proxy, at a meeting of the Company’s stockholders called for the Initial Transaction Vote. At the time the Company seeks approval of any potential Initial Business Combination, the Company will offer each of the holders of the Company’s Common Stock issued in this offering (the “IPO Shares”) the right to convert such holder’s IPO Shares at a per share price equal to the amount in the Trust Fund (inclusive of any interest income therein) on the record date (the “Conversion Price”) for determination of stockholders entitled to vote upon the proposal to approve such Business

Combination (the “Record Date”) divided by the total number of IPO Shares (including any shares held by the Initial Stockholders). If the Company elects to proceed with an Initial Business Combination, it will convert shares, based upon the Conversion Price, from those holders of IPO Shares who affirmatively requested such conversion and who voted against the Initial Business Combination. If holders of a majority in interest of the IPO Shares voted are not voted in favor of any Initial Business Combination or the holders of 20% or more in interest of the IPO Shares vote against approval of any potential Initial Business Combination and exercise their conversion rights, the Company will not proceed with such Initial Business Combination and will not convert such shares.

(y) Market Value of Target Business. The Company agrees that the initial Target Business(es) that it acquires in an Initial Business Combination must have an aggregate fair market value equal to at least 80% of the Company’s net assets at the time of such acquisition and that the Target Business must be real property assets or an operating business suitable for use in connection with the homebuilding business. The fair market value of such Target Business(es) must be determined by the Board of Directors of the Company based upon standards the Board believes are generally accepted by the financial community. If the Board of Directors of the Company is not able to independently determine that the Target Business(es) have an aggregate fair market value of at least 80% of the Company’s net assets at the time of such acquisition, the Company will obtain an opinion from an unaffiliated, independent investment banking firm which is a member of the NASD with respect to the satisfaction of such criteria. The Company is not required to obtain an opinion from an investment banking firm as to the fair market value if the Company’s Board of Directors independently determines that the Target Business(es) does have sufficient fair market value.

(z) Rule 419. The Company agrees that it will use its best efforts to prevent the Company from becoming subject to Rule 419 under the Act prior to the consummation of any Initial Business Combination, including, but not limited to, using its best efforts to prevent any of the Company’s outstanding securities from being deemed to be a “penny stock” as defined in Rule 3a-51-1 under the Exchange Act during such period.

(aa) Disqualification to use Form S-1. For a period of five years from the date hereof, or until such earliest time upon which the Company is required to be liquidated, the Company will not take any action or actions which may prevent or disqualify the Company’s use of Form S-1 (or other appropriate form) for the registration of the Warrants and the Representative’s Warrants and the shares of Common Stock issuable upon exercise thereof.

(bb) Reservation of Securities. The Company will reserve and keep available the maximum number of its authorized but unissued securities as are issuable upon exercise of any of the Securities or Representative’s Securities outstanding from time to time.

(cc) Audit Committee Approval of Expenses. Prior to the consummation of an Initial Business Combination or the liquidation of the Trust, the Company shall cause its audit committee to review and approve all expense reimbursements made to its officers, directors or senior advisors and any expense reimbursement payable to members of the Company’s audit committee will be reviewed and approved by the Company’s board of directors, with any interested directors abstaining from such review and approval.

(dd) Corporate Opportunities. The Company shall cause each of the officers and directors of the Company to agree that, in order to minimize potential conflicts of interest which may arise form multiple affiliations, such persons will present to the Company for its consideration, prior to presentation to any other person or company, any suitable opportunity to acquire an operating business that is or could be suitable for use in connection with the home building business, that is or could be suitable for use in connection with the homebuilding business, until the earlier of the consummation by the Company of an Initial Business Combination, the dissolution and liquidation of the Company or until such time as each such person ceases to be an officer or director of the Company, subject to any pre-existing fiduciary obligations the officers and directors may have.

Section 4. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Firm Offered Units as provided herein on the First Closing Date and, with respect to the Optional Offered Units, the Second Closing Date, if any, shall be subject to the accuracy of the representations and warranties on the part of the Company set forth in Section 1(A) (the “Representations and Warranties of the Company”) hereof as of the date hereof and as of the First Closing Date as though then made and, with respect to the Optional Offered Units, as of the Second Closing Date, if any, as though then made, to the timely performance by the Company of its covenants and other obligations hereunder, and to each of the following additional conditions:

(a) Accountants’ Original Comfort Letter. On the date hereof, the Representative shall have received from Rothstein, Kass & Company, P.C., independent public or certified public accountants for the Company, a letter dated the date hereof addressed to the Underwriters, in form and substance satisfactory to the Representative (the “Original Comfort Letter”). Such Original Comfort Letter shall (i) represent, to the extent true, that they are independent certified public accountants with respect to the Company within the meaning of the Securities Act and the PCAOB, (ii) set forth their opinion with respect to their examination of the consolidated balance sheet of the Company as of May 25, 2006 and related consolidated statements of operations, shareholders’ equity, and cash flows for the period ended May 25, 2006 and (v) address other matters agreed upon by Rothstein, Kass & Company, P.C. and the Underwriters.

(b) Accountants’ Bring-down Comfort Letter. The Representative shall have received on the First Closing Date and on the Second Closing Date, as the case may be, a letter from Rothstein, Kass & Company, P.C. addressed to the Underwriters, dated the First Closing Date or the Second Closing Date, as the case may be, confirming that they are independent certified public accountants with respect to the Company within the meaning of the Securities Act and based upon the procedures described in the Original Comfort Letter, but carried out to a date not more than three (3) business days prior to the First Closing Date or the Second Closing Date, as the case may be, (i) confirming, to the extent true, that the statements and conclusions set forth in the Original Comfort Letter are accurate as of the First Closing Date or the Second Closing Date, as the case may be, and (ii) setting forth any revisions and additions to the statements and conclusions set forth in the Original Comfort Letter which are necessary to reflect any changes in the facts described in the Original Comfort Letter since the date of such letter, or to reflect the availability of more recent financial statements, data, or information. The Representative shall have received such additional number of conformed copies of such accountants’ letter as the Representative reasonably requests for each of the several Underwriters.

If the letter shall disclose any change in the condition (financial or otherwise), earnings, operations, business, or business prospects of the Company from that set forth in the Registration Statement or Prospectus, which, in the sole judgment of the Representative, is material and adverse and that makes it, in the sole judgment of the Representative, impracticable or inadvisable to proceed with the public offering of the Offered Units as contemplated by the Prospectus, then this condition in this Section 4(b) shall be deemed not satisfied, and the Representative may terminate this Agreement in accordance with the last paragraph of this Section 4.

(c) Compliance with Registration Requirements; No Stop Order; No Objection from the NASD. For the period from and after effectiveness of this Agreement and prior to the First Closing Date and, with respect to the Optional Offered Units, prior to the Second Closing Date, if any:

(i) the Company shall have filed the Prospectus with the Commission (including the information required by Rule 430A or Rule 430B, as applicable, under the Securities Act) in the manner and within the time period required by Rule 424(b) under the Securities Act; or the Company shall have filed a post-effective amendment to the Registration Statement containing the information required by such Rule 430A or Rule 430B, as applicable, and such post-effective amendment shall have become effective;

(ii) no stop order suspending the effectiveness of the Registration Statement, any Rule 462(b) Registration Statement, or any post-effective amendment to the Registration Statement, shall be in effect and no proceedings for such purpose shall have been instituted or are pending, contemplated, or threatened by the Commission;

(iii) any request of the Commission for additional information (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to the satisfaction of Underwriters’ Counsel; and

(iv) the NASD shall have raised no objection to the fairness and reasonableness of the underwriting terms and arrangements.

(d) No Material Adverse Change. For the period from and after the date of this Agreement and prior to the First Closing Date, if any, and, with respect to the Optional Offered Units, prior to the Second Closing Date:

(i) in the judgment of the Representative, there shall not have occurred any material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, earnings, operations, business, or prospects, whether or not arising from transactions in the ordinary course of business, of the Company, considered as one entity, from that set forth in the Registration Statement or Prospectus, which, in the sole judgment of the Representative, is material and adverse and that makes it, in the sole judgment of the Representative, impracticable or inadvisable to proceed with the public offering of the Offered Units as contemplated by the Prospectus.

(e) Opinion of Counsel to the Company. On each of the First Closing Date and the Second Closing Date, the Representative shall have received the favorable opinion of Mintz Levin Cohn Ferris Glovsky and Popeo, P.C., counsel for the Company, dated as of such Closing Date, the form of which is attached hereto as Exhibit A (the “Form of Legal Opinion of Counsel for the Company”) The Representative shall have received such additional number of conformed copies of such counsel’s legal opinion as the Representative may request for each of the several Underwriters.

(f) Opinion of Counsel for the Underwriters. On each of the First Closing Date and the Second Closing Date, if any, the Representative shall have received the favorable opinion of O’Melveny & Myers LLP, counsel for the Underwriters, dated as of such Closing Date, in form and substance satisfactory to the Representative, and the Representative shall have received such additional number of conformed copies of such counsel’s legal opinion as the Representative may request for each of the several Underwriters. The Company shall have furnished to such counsel such documents as such counsel may have requested for the purpose of enabling them to pass upon such matters.

(g) Officer’s Certificate. On each of the First Closing Date and the Second Closing Date, if any, the Representative shall receive a certificate executed by the Chief Executive Officer and Chief Financial Officer of the Company dated as of such First Closing Date or Second Closing Date to the effect set forth in subsection (c)(ii) (“Compliance with Registration Requirements; No Stop Order; No Objection from the NASD”) and further to the effect of the following:

(i) subsequent to the respective dates as of which information is given in the Registration Statement, the Prospectus and the General Disclosure Package, there has not been (a) any material adverse change in the condition (financial or otherwise), earnings, operations, business or business prospects of the Company, (b) any transaction that is material to the Company, except transactions entered into in the ordinary course of business, (c) any obligation, direct or contingent, that is material to the Company, incurred by the Company, except obligations incurred in the ordinary course of business, (d) any change in the capital stock or outstanding indebtedness that is material to the Company, (e) any dividend or distribution of any kind declared, paid, or made on the capital stock of the Company, or (f) any loss or damage (whether or not insured) to the property of the Company which has been sustained or will have been sustained which has a material adverse effect on the condition (financial or otherwise), earnings, operations, business, or business prospects of the Company;

(ii) when the Registration Statement became effective and at all times subsequent thereto up to the delivery of such certificate, (a) the Registration Statement and the Prospectus, and any amendments or supplements thereto contained all material information required to be included therein by the Securities Act and in all material respects conformed to the requirements of the Securities Act; (b) the Registration Statement and any amendments or supplements thereto, did not and does not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (c) the Prospectus and any amendments or supplements thereto, did not and does not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and (d) since the effective date of the Registration Statement, there has occurred no event required to be set forth in an amended or supplemented Prospectus which has not been so set forth;

(iii) the representations, warranties, and covenants of the Company in this Agreement are true and correct with the same force and effect as though expressly made on and as of the Applicable Time and such Closing Date; and

(iv) the Company has complied with all the agreements hereunder and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date.

(h) Lock-Up Agreement from Certain Securityholders of the Company. On the date hereof, the Company shall have furnished to the Representative an agreement in the form of Exhibit B (“Form of Lock-up Agreement”) attached hereto from each officer and director of the Company, each holder of options to purchase or securities convertible into any equity security of the Company, and each beneficial owner of issued and outstanding capital stock of the Company (as defined and determined according to Rule 13d-3 under the Exchange Act). Such agreement shall be in full force and effect on each of the First Closing Date and the Second Closing Date.

(i) Additional Documents. On or before each of the First Closing Date and the Second Closing Date, if any, the Representative and counsel for the Underwriters shall have received such information, documents, and opinions as they may require for the purposes of enabling them to pass upon the issuance and sale of the Offered Units as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

If any condition specified in this Section 4 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Representative by notice to the Company at any time on or prior to the First Closing Date and, with respect to the Optional Offered Units, at any time prior to the Second Closing Date, which termination shall be without liability on the part of any party to any other party, except that Section 5 (“Payment of Expenses”), Section 6 (“Reimbursement of the Expenses of the Underwriters”), Section 8 (“Indemnification”), Section 9 (“Contribution”), and Section 12 (“Representations and Indemnities to Survive Delivery”) shall at all times be effective and shall survive such termination.

Section 5. Payment of Expenses. The Company agrees to pay all costs, fees, and expenses incurred in connection with the performance of its obligations hereunder and in connection with the transactions contemplated hereby, including without limitation (i) all expenses incident to the issuance and delivery of the Securities and the Representative’s Securities (including all printing and engraving costs), (ii) all fees and expenses of the registrar and transfer, warrant agent for the Securities and the Representative’s Securities, (iii) all necessary issue, transfer, and other stamp taxes in connection with the issuance and sale of the Securities and the Representative’s Securities to the Underwriters, (iv) all fees and expenses of the Company’s counsel, independent public or certified public accountants, and other advisors, (v) all costs and expenses incurred in connection with the preparation, printing, filing, shipping, and distribution of the Registration Statement (including financial statements, exhibits, schedules, consents, and certificates of experts), each Preliminary Prospectus and the Prospectus, and all amendments and supplements thereto, and this Agreement, (vi) all filing fees, attorneys’ fees, and expenses incurred by the Company or the Underwriters in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Securities or the Representative’s Securities for offer and sale under the state securities or blue sky laws or the provincial securities laws of Canada, and, if requested by the Representative, preparing a “Blue Sky Survey,” or other memorandum, and any supplements thereto, advising the Underwriters of such qualifications, registrations and exemptions; provided that attorneys fees with respect to such qualifications, registrations and exemptions shall not exceed $15,000 in the aggregate, (vii) the filing fees incident to, and the fees and expenses of counsel for the Underwriters in connection with, the NASD’s review and approval of the Underwriters’ participation in the offering and distribution of the Offered Units, provided, however, the fees and expenses of counsel for the Underwriters shall not exceed $7,500 provided the Company is listed on the AMEX, (viii) fees and expenses associated with listing the Securities and the Representative’s Securities on the AMEX, (ix) all costs and expenses incident to the travel and accommodation of the Company’s employees on the “roadshow,” (x) the costs and expenses (including, without limitation, any damages or other amounts payable in connection with legal or contractual liability) associated with the reforming of any contracts for sale of the Offered Units made by the underwriters caused by a breach of the Company’s representations in Section 1(A), and (xi) all other fees, costs, and expenses referred to in Part II, Item 13 of the Registration Statement. Except as provided in this Section 5, Section 6 (“Reimbursement of the Underwriters’ Expenses”), Section 8 (“Indemnification”), and Section 9 (“Contribution”) hereof, the Underwriters shall pay their own expenses, including the fees and disbursements of their respective counsel.

Section 6. Reimbursement of the Expenses of the Underwriters.

If this Agreement is terminated by the Representative pursuant to Section 4 (“Conditions of the Obligations of the Underwriters”), Section 7 (“Effectiveness of this Agreement”), Section 10 (“Default of One or More of the Several Underwriters”) or Section 11 (“Termination of this Agreement”), or if the sale to the Underwriters of the Offered Units on the First Closing Date is not consummated because of any refusal, inability or failure on the part of the Company to perform any agreement herein or to comply with any provision hereof, the Company agrees to reimburse the Representative and the other Underwriters (or such Underwriters as have terminated this Agreement with respect to themselves), severally, upon demand for all accountable out-of-pocket expenses that shall have been incurred by the Representative and the Underwriters in connection with the proposed purchase and the offering and sale of the Offered Units, including, without limitation, fees and disbursements of counsel, printing expenses, travel and accommodation expenses, postage, facsimile, and telephone charges.

Section 7. Effectiveness of this Agreement.

This Agreement shall not become effective until the later of (i) the execution of this Agreement by the parties hereto, and (ii) notification by the Commission to the Company and the Representative of the effectiveness of the Registration Statement under the Securities Act.

Prior to such effectiveness, this Agreement may be terminated by any party by notice to each of the other parties hereto, and any such termination shall be without liability on the part of (a) the Company to any Underwriter, except that the Company shall be obligated to reimburse the expenses of the Representative and the Underwriters pursuant to Section 5 (“Payment of Expenses”) and Section 6 (“Reimbursement of the Underwriters”) hereof, (b) of any Underwriter to the Company, or (c) of any party hereto to any other party except that the provisions of Section 8 (“Indemnification”) and Section 9 (“Contribution”) shall at all times be effective and shall survive such termination.

Section 8. Indemnification.

(a)	Indemnification of the Underwriters.

(i) The Company agrees to indemnify and hold harmless each Underwriter, its officers and employees, and each person, if any, who controls any Underwriter within the meaning of the Securities Act and the Exchange Act against any Loss (as hereinafter defined) to which such Underwriter or such controlling person may become subject, under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company, which consent shall not be unreasonably withheld), insofar as such Loss (or actions in respect thereof as contemplated below) arises out of or is based (i) upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, including any information deemed to be a part thereof pursuant to Rule 430A or Rule 430B, as applicable under the Securities Act, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) upon any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; or (iii) in whole or in part upon any inaccuracy in the representations and warranties of the Company contained herein; or (iv) in whole or in part upon any failure of the Company to perform its obligations hereunder or under law; or (v) any untrue statement or alleged untrue statement of any material fact contained in any audio or visual materials provided by the Company or based upon written information furnished by or on behalf of the Company including, without limitation, slides, videos, films or tape recordings, used in connection with the marketing of the Offered Units, and including, without limitation, statements communicated to securities analysts employed by the Underwriters; or (vi) any act or failure to act or any alleged act or failure to act by any Underwriter in connection with, or relating in any manner to, the Offered Units or the offering contemplated hereby, and which is included as part of or referred to in any loss arising out of or based upon any matter covered by clause (i), (ii), (iii), (iv), or (v) above, provided, however, that the Company shall not be liable under this clause (vi) to the extent that a court of competent jurisdiction shall have determined by a final judgment that Loss resulted directly from any such acts or failures to act undertaken or omitted to be taken by such Underwriter through its bad faith or willful misconduct; and to reimburse each Underwriter and each such controlling person for any and all expenses (including the fees and disbursements of counsel chosen by the Representative) as such expenses are incurred by such Underwriter or such controlling person in connection with investigating, defending, settling, compromising, or paying any such Loss; provided, however, that the foregoing indemnity agreement shall not apply to any Loss to the extent, but only to the extent, such Loss arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by the Representative expressly for use in the Registration Statement, any Preliminary Prospectus, or the Prospectus (or any amendment or supplement thereto); provided, further, that with respect to any Preliminary Prospectus, the foregoing indemnity agreement shall not inure to the benefit of any Underwriter from whom the person asserting any Loss purchased Offered Units, or any person controlling such Underwriter, if copies of the Prospectus were timely delivered to the Underwriter pursuant to Section 2 (“Purchase, Sale, and Delivery of the Offered Units”) and a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to the person asserting such Loss, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Offered Units to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such Loss. “Loss” shall be defined as any loss, claim, damage, liability, expense, or action, as incurred, suffered by the specified person (collectively, the “Losses”). The indemnity agreement set forth in this Section 8(a) shall be in addition to any liabilities that the Company may otherwise have.

(b) Indemnification of the Company, Its Directors and Officers. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act, against any Loss to which the Company, or any such director, officer or controlling person may become subject, under the Securities

Act, the Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Underwriter), insofar as such Loss (or actions in respect thereof as contemplated below) arises out of or is based upon (i) any untrue or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment or supplement thereto), or arises out of or is based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) any untrue or alleged untrue statement of a material fact contained in the any Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto), or arises out of or is based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any preliminary prospectus, the Prospectus (or any amendment or supplement thereto), in reliance upon and in conformity with written information furnished to the Company by the Representative expressly for use therein; and to reimburse the Company, or any such director, officer or controlling person for any legal and other expense reasonably incurred by the Company, or any such director, officer or controlling person in connection with investigating, defending, settling, compromising, or paying any such Loss. The indemnity agreement set forth in this Section 8(b) shall be in addition to any liabilities that each Underwriter may otherwise have. The Underwriters shall not be required to indemnify any such director, officer or controlling person until the aggregate amount of any Loss for which such indemnification would otherwise be available is in excess of $1 million, in which event the Underwriters shall be obligated to indemnify such director, officer or controlling person only for Losses in excess of such amount; provided, however, that such obligation of the Underwriters to indemnify any director, officer or controlling person for aggregate Losses shall not exceed $5 million.

(c) Information Provided by the Underwriters. The Company and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act, hereby acknowledges that the only information that the Underwriters have furnished to the Company expressly for use in the Registration Statement, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) is the statement set forth in the second sentence of the second paragraph under the subheading “Pricing of Securities” under the caption “Underwriting” in the Prospectus, and the Underwriters confirm that such statements are correct.

(d) Notifications and Other Indemnification Procedures. Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability hereunder to the extent it is not materially prejudiced as a proximate result of such failure and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (together with local counsel), approved by the indemnifying party (JMP in the case of Section 8(b) and Section 9 (“Contribution”) hereof), representing the indemnified parties who are parties to such action), (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party, or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party.

(e) Settlements. The indemnifying party under this Section 8 shall not be liable for any settlement of any proceeding effected without its written consent, which consent shall not be unreasonably withheld, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any Loss by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 8(d) (“Notifications and Other Indemnification Procedures”) hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than thirty (30) days after receipt by such indemnifying party of the aforesaid request, and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise, or consent to the entry of judgment in any pending or threatened action, suit, or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise, or consent (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit, or proceeding, and (ii) does not include a statement as to or an admission of fault, culpability, or a failure to act by or on behalf of any indemnified party.

Section 9. Contribution.

If the indemnification provided for in Section 8 (“Indemnification”) is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any Loss referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any Loss referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, from the offering of the Offered Units pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand, and the Underwriters, on the other hand, in connection with the statements, omissions, or inaccuracies in the representations and warranties herein which resulted in such Loss, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Offered Units pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Offered Units pursuant to this Agreement (before deducting expenses) received by the Company, and the total underwriting discount received by the Underwriters, in each case as set forth on the front cover page of the Prospectus bear to the aggregate initial public offering price of the Offered Shares as set forth on such cover. The relative fault of the Company, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact or any such inaccurate or alleged inaccurate representation or warranty relates to information supplied by the Company, on the one hand, or the Underwriters, on the other hand, and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

The amount paid or payable by an indemnified party as a result of the Losses referred to above shall be deemed to include, subject to the limitations set forth in Section 8(d) (“Notifications and Other Indemnification Procedures”) hereof, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in Section 8(d) with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 9; provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section 8(d) for purposes of indemnification.

The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 9.

The Underwriters’ obligations to contribute pursuant to this Section 9 are several, and not joint, in proportion to their respective underwriting commitments as set forth opposite their names in Schedule A (“List of the Underwriters”) attached hereto. Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the underwriting commissions received by such Underwriter in connection with the Offered Units underwritten by it and distributed to the public. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 9, each officer and employee of an Underwriter and each person, if any, who controls an Underwriter within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Company.

Any Loss for which an indemnified party is entitled to indemnification or contribution under this Section 9 shall be paid by the indemnifying party to the indemnified party as such Loss is incurred, but in all cases, no later than forty-five (45) days of invoice to the indemnifying party.

Section 10. Default of One or More of the Several Underwriters. If, on the First Closing Date or the Second Closing Date, as the case may be, any one or more of the several Underwriters shall fail or refuse to purchase Offered Units that it or they have agreed to purchase hereunder on such date, and the aggregate number of Offered Units which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase does not exceed ten percent (10%) of the aggregate number of the Offered Units to be purchased on such date, the other Underwriters shall be obligated, severally, in the proportions that the number of Firm Offered Units set forth opposite their respective names on Schedule A (“List of Underwriters”) attached hereto bears to the aggregate number of Firm Offered Units set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as may be specified by the Representative with the consent of the non-defaulting Underwriters, to purchase the Offered Units which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date. If, on the First Closing Date or the Second Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Offered Units and the aggregate number of Offered Units with respect to which such default occurs exceeds ten percent (10%) of the aggregate number of Offered Units to be purchased on such date, and arrangements satisfactory to the Representative and the Company for the purchase of such Offered Units are not made within forty-eight (48) hours after such default, this Agreement shall terminate without liability of any party to any other party except that the provisions of Section 5 (“Payment of Expenses”), Section 6 (“Reimbursement of Underwriters’ Expenses”), Section 8 (“Indemnification”), and Section 9 (“Contribution”) shall at all times be effective and shall survive such termination. In any such case, either the Representative or the Company shall have the right to postpone the First Closing Date or the Second Closing Date, as the case may be, but in no event for longer than seven days in order that the required changes, if any, to the Registration Statement and the Prospectus or any other documents or arrangements may be effected.

As used in this Agreement, the term “Underwriter” shall be deemed to include any person substituted for a defaulting Underwriter under this Section 10. Any action taken under this Section 10 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

Section 11. Termination of This Agreement. Prior to the First Closing Date, this Agreement may be terminated by the Representative by notice given to the Company if at any time (i) trading or quotation in any of the Company’s securities shall have been suspended or limited by the Commission or by the AMEX, or trading in securities generally on either the Nasdaq or the NYSE shall have been suspended or limited, or minimum or maximum prices shall have been generally established on any of such stock exchanges by the Commission or the NASD; (ii) a general banking moratorium shall have been declared by any of federal, New York, Delaware or California authorities; (iii) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity, or any change in the United States or international financial markets, or any substantial change or development involving a prospective substantial change in United States’ or international political, financial, or economic conditions, as in the judgment of the Representative is material and adverse and makes it impracticable to market the Offered Units in the manner and on the terms described in the Prospectus or to enforce contracts for the sale of securities; (iv) in the judgment of the Representative there shall have occurred any Material Adverse Change; or (v) the Company shall have sustained a loss by strike, fire, flood, earthquake, accident, terrorist attack, act of war or other calamity of such character as in the sole judgment of the Representative may interfere materially with the conduct of the business and operations of the Company regardless of whether or not such loss shall have been insured. Any termination pursuant to this Section 11 shall be without liability on the part of (a) the Company to any Underwriter, except that the Company shall be obligated to reimburse the actual expenses of the Representative and the Underwriters pursuant to Section 5 (“Payment of Expenses”) and Section 6 (“Reimbursement of Underwriters’ Expenses”) hereof, (b) any Underwriter to the Company, or (c) of any party hereto to any other party except that the provisions of Section 8 (“Indemnification”) and Section 9 (“Contribution”) shall at all times be effective and shall survive such termination.

Section 12. Representations and Indemnities to Survive Delivery. The respective indemnities, agreements, representations, warranties and other statements of the Company, of its officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of its or their partners, officers, or directors or any controlling person, as the case may be, and will survive delivery of and payment for the Offered Units sold hereunder and any termination of this Agreement.

Section 13. Notices. All communications hereunder shall be in writing and shall be mailed, hand delivered or telecopied and confirmed to the parties hereto as follows:

If to the Representative:

JMP Securities LLC

600 Montgomery Street, Suite 1100

San Francisco, California 94111

Facsimile: (415) 835-8920

Attention:     Mr. W. Phillip Whitcomb

             cc:     Janet L. Tarkoff, Esq.

with a copy to:

O’Melveny & Myers LLP

275 Battery Street, Suite 2600

San Francisco, California 94111-3305

Facsimile: (415) 984-8701

Attention: Peter T. Healy, Esq.

If to the Company:

Builder Acquisition Corp.

4902 Alameda Boulevard, North East

Albuquerque, New Mexico 87113

Facsimile: (505) 998-1818

Attention: Mr. Michael Sivage

with a copy to:

Mintz Levin Cohn Ferris Glovsky and Popeo, P.C.

666 Third Avenue

New York, New York 10017

Facsimile: (212) 983-3115

Attention: Kenneth R. Koch, Esq.

Any party hereto may change the address for receipt of communications by giving written notice to the others.

Section 14. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto, including any substitute Underwriters pursuant to Section 10 (“Default of One or More of the Several Underwriters”), and to the benefit of the employees, officers and directors and controlling persons referred to in Section 8 (“Indemnification”) and Section 9 (“Contribution”) hereof, and in each case their respective successors, and no other person will have any right or obligation hereunder. The term “successors” shall not include any purchaser of the Offered Units as such from any of the Underwriters merely by reason of such purchase.

Section 15. Partial Unenforceability. The invalidity or unenforceability of any Section, paragraph, or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph, or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

Section 16. Governing Law Provisions.

(a) Choice of Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SUCH STATE.

(b) Consent to Jurisdiction. Any legal suit, action, or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) may be instituted in the federal courts of the United States of America located in the City and County of San Francisco or the courts of the State of California in each case located in the City and County of San Francisco (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a “Related Judgment”), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action, or proceeding. Service of any process, summons, notice, or document by mail to such party’s address set forth above shall be effective service of process for any suit, action, or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action, or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action, or other proceeding brought in any such court has been brought in an inconvenient forum.

Section 17. No Advisory or Fiduciary Relationship. The Company acknowledges and agrees that (a) the purchase and sale of the Offered Units pursuant to this Agreement, including the determination of the public offering price of the Offered Units and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other hand, (b) in connection with the offering contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company, or its stockholders, creditors, employees or any other party, (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) and no Underwriter has any obligation with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement, (d) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, and (e) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

Section 18. General Provisions. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings, and negotiations with respect to the subject matter hereof. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The Table of Contents and the Section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

Each of the parties hereto acknowledges that it is a sophisticated business person who was adequately represented by counsel during negotiations regarding the provisions hereof, including, without limitation, the indemnification provisions of Section 8 (“Indemnification”) and the contribution provisions of Section 9 (“Contribution”), and is fully informed regarding said provisions. Each of the parties hereto further acknowledges that the provisions of Sections 8 (“Indemnification”) and 9 (“Contribution”) hereto fairly allocate the risks in light of the ability of the parties to investigate the Company, its affairs, and its business in order to assure that adequate disclosure has been made in the Registration Statement, any preliminary prospectus, and the Prospectus (and any amendments and supplements thereto), as required by the Securities Act and the Exchange Act.

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

Very truly yours,

BUILDER ACQUISITION CORP.

By:
Michael D. Sivage,
Chief Executive Officer and President

The foregoing Underwriting Agreement is hereby confirmed and accepted by the Representative in San Francisco, California as of the date first above written.

JMP SECURITIES LLC

Acting as Representative of the several Underwriters named in the Schedule A attached hereto.

By	JMP SECURITIES LLC

By:
Steven Ortiz
Managing Director

SCHEDULE A

LIST OF THE UNDERWRITERS

Underwriters	Number of Firm Offered Units To be Purchased
JMP Securities LLC	[	]
[ ]	[	]
[ ]	[	]
[ ]	[	]
[ ]	[	]

Total	[	]

EXHIBIT A

FORM OF LEGAL OPINION OF COUNSEL TO THE COMPANY

(attached)

Exhibit A-1

EXHIBIT B

FORM OF LOCK-UP AGREEMENT

[                        ], 2006

JMP Securities LLC

            As Representative of the Several Underwriters

600 Montgomery Street, Suite 1100

San Francisco, California 94111

Re:	Builder Acquisition Corp. (the “Company”)

Ladies & Gentlemen:

The undersigned is an owner of record or beneficially of certain shares of Common Stock of the Company (“Common Stock”) or securities convertible into, exchangeable, or exercisable for Common Stock (“Securities”). The Company proposes to carry out a public offering of Common Stock (the “Offering”) for which you will act as the Representative of the Underwriters. The undersigned recognizes that the Offering will be of benefit to the undersigned and will benefit the Company. The undersigned acknowledges that you and the other Underwriters are relying on the representations and agreements of the undersigned contained in this letter in carrying out the Offering and in entering into underwriting arrangements with the Company with respect to the Offering.

In consideration of the foregoing, the undersigned hereby agrees that the undersigned will not, without the prior written consent of JMP Securities LLC (which consent may be withheld in its sole discretion), directly or indirectly, sell, offer, contract, or grant any option to sell (including without limitation any short sale), pledge, transfer, establish an open “put equivalent position” within the meaning of Rule 16a-1(h) under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the “Exchange Act”) or otherwise dispose of any shares (collectively, a “Disposition”) of Securities currently or hereafter owned either of record or beneficially (as defined in Rule 13d-3 under the Exchange Act) by the undersigned, or publicly announce the undersigned’s intention to do any of the foregoing, for a period commencing on the date hereof and continuing until the Company consummates an Initial Business Combination with a Target Business pursuant to the terms of the Agreement (the “Lock-up Period”). The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of shares of Common Stock or securities convertible into or exchangeable or exercisable for Common Stock held by the undersigned except in compliance with the foregoing restrictions.

The foregoing restriction has been expressly agreed to preclude the holder of the Securities from engaging in any hedging or other transaction which is designed to or reasonably expected to lead to or result in a Disposition of Securities during the Lock-up Period, even if such Securities would be disposed of by someone other than such holder. Such prohibited hedging or other transactions would include, without limitation, any short sale (whether or not against the box) or any purchase, sale, or grant of any right (including, without limitation, any put or call option) with respect to any Securities or with respect to any security (other than a broad-based market basket or index) that included, relates to, or derives any significant part of its value from Securities. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of shares of Common Stock or Securities held by the undersigned except in compliance with the foregoing restrictions.

Exhibit B-1

If (1) during the period that begins on the date that is 15 calendar days plus 3 business days before the last day of the 180-day restricted period and ends on the last day of the 180-day restricted period the Company issues an earnings release or material news or a material event relating to the Company occurs; or (2) prior to the expiration of the 180-day restricted period, the Company announces that it will release earning results during the 16-day period beginning on the last day of the 180-day period; then the restrictions imposed by this letter shall continue to apply until the expiration of the last date that is 15 calendar days plus 3 business days after the date on which the issuance of the earnings release or the material news or material event occurs; provided, however, this paragraph will not apply if; within 3 days of the termination of the 180-day restricted period, the Company delivers to you a certificate, signed by the Chief Financial Officer or Chief Executive Officer of the Company, certifying on behalf of the Company that the Company’s shares of Common Stock are, as of the date of delivery of such certificate, “actively traded securities,” as defined in Regulations M. 17 CFR 242.101(c)(1). Such notice shall be delivered in accordance with Section 13 of the Underwriting Agreement.

With respect to the Offering only, the undersigned waives any registration rights relating to registration under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, of any Common Stock owned either of record or beneficially by the undersigned, including any rights to receive notice of the Offering.

This agreement is irrevocable and will be binding on the undersigned and the respective successors, heirs, personal representative, and assigns of the undersigned.

Printed Name of Holder

By:
Signature

Printed Name of Person Signing (and indicate capacity of person signing if signing as custodian, trustee, or on behalf

Exhibit B-2

EXHIBIT C

FORM OF WAIVER OF BUSINESS TARGET

Builder Acquisition Corp.

4902 Alameda Blvd. North East

Albuquerque, New Mexico 87113

Ladies and Gentlemen:

Reference is made to the Final Prospectus of Builder Acquisition Corp. (“BAC”), dated                         , 2007 (the “Prospectus”). Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Prospectus.

We have read the Prospectus and understand that BAC has established the Trust Fund, initially in an amount of $             for the benefit of the Public Stockholders and that BAC may disburse monies from the Trust Fund only (i) to the Public stockholders in the event of the redemption of their shares related to the dissolution and the liquidation of BAC or (ii) to BAC after it consummates an Initial Business combination.

For and in consideration of BAC agreeing to evaluate the undersigned for purposes of consummating an Initial Business Combination with it, the undersigned hereby agrees that it does not have any right, title, interest or claim of any kind in or to any monies in the Trust Fund (the “Claim”) and hereby waives any Claim it may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with BAC and will not seek recourse against the Trust Fund for any reason whatsoever.

Print Name of Target Business

Authorized Signature of Target Business

Exhibit C-1

EXHIBIT D

FORM OF WAIVER OF VENDOR

Builder Acquisition Corp.

4902 Alameda Blvd. North East

Albuquerque, New Mexico 87113

Ladies and Gentlemen:

Reference is made to the Final Prospectus of Builder Acquisition Corp. (“BAC”), dated                         , 2007 (the “Prospectus”). Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Prospectus.

We have read the Prospectus and understand that BAC has established the Trust Fund, initially in an amount of $             for the benefit of the Public Stockholders and that BAC may disburse monies from the Trust Fund only (i) to the Public Stockholders in the event of the redemption of their shares related to the dissolution and the liquidation of BAC or (ii) to BAC after it consummates an Initial Business Combination.

For and in consideration of BAC agreeing to evaluate the undersigned for purposes of consummating an Initial Business Combination with it, the undersigned hereby agrees that it does not have any right, title, interest or claim of any kind in or to any monies in the Trust Fund (the “Claim”) and hereby waives any Claim it may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with BAC and will not seek recourse against the Trust Fund for any reason whatsoever.

Print Name of Lender

Authorized Signature of Lender

Exhibit D-1

EXHIBIT E

FORM OF WAIVER OF LETTER OF DIRECTORS AND OFFICERS

Builder Acquisition Corp.

4902 Alameda Blvd. North East

Albuquerque, New Mexico 87113

Ladies and Gentlemen:

The undersigned officer or director of Builder Acquisition Corp. (“BAC”) hereby acknowledges that BAC has established the Trust Fund, initially in an amount of $             for the benefit of the public Stockholders in accordance with and subject to the terms of this letter.

The undersigned hereby waives any Claim the undersigned may have in the future as a result of, or arising out of, any contracts or agreements with the Company to or against the Trust Fund and will not seek recourse against the Trust Fund for any reason whatsoever except to the extent the undersigned is entitled to be indemnified by the Company pursuant to the Company’s Certificate of Incorporation, as amended to the date hereof.

The undersigned agrees to indemnify and hold harmless the Company against any and all loss, liability, claims, damage and expense whatsoever (including, but not limited to, any and all legal or other expenses reasonably incurred in investigating, preparing or defending against any litigation, whether pending or threatened, or any claim whatsoever) which the Company may become subject to as a result of any claim by any vendor that is owned money by the Company for services rendered or products sold to the Company prior to the Initial Business Combination (as described in the final prospectus of the Company dated                         , 2006) (the “Loss”) but only to the extent necessary to ensure that the Loss does not reduce the amount in the Trust Fund; provided, however, that each of the undersigned shall only be liable for fifty percent of the total Loss. Nothing contained herein shall be construed to suggest that the undersigned may be held personally liable for any loss, liability claims, damage or expense which the Company may become subject to as a result of any claim by a prospective target if an Initial Business Combination is not consummated with that prospective target, or for claims from any entity other than vendors.

Notwithstanding the foregoing, such waiver shall not apply to any shares acquired by the undersigned in the public market.

Print Name of Officer/Director

Authorized Signature of Officer/Director

Exhibit E-1